EXHIBIT 2.4

ASSET PURCHASE AGREEMENT

between

LUNA INNOVATIONS INCORPORATED, as Seller

and

MACAULAY-BROWN, INC., as Purchaser

SALE OF SECURE COMPUTING AND COMMUNICATIONS GROUP

Dated as of March 1, 2013

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

4.13	Proceedings	24

4.14	Compliance with Laws	24

4.15	Customer and Supplier Relationships	24

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF PURCHASER	25

5.1	Organization and Authorization	25

5.2	Consents; No Conflicts	25

ARTICLE VI	COVENANTS	26

6.1	Consents and Approvals	26

6.2	Access and Assistance	27

6.3	Taxes	27

6.4	Non-competition; Non-solicitation; Confidentiality	28

6.5	Remittances	29

6.6	Bulk Sale Filings	29

ARTICLE VII	EMPLOYEES AND EMPLOYEE BENEFITS	29

7.1	Employees and Offers of Employment	29

7.2	Seller Benefit Plans and Transferred Employees	30

7.3	Purchaser Benefits and Transferred Employees	30

ARTICLE VIII	CLOSING	30

8.1	Closing	30

8.2	Deliveries by Seller	31

8.3	Deliveries by Purchaser	31

ARTICLE IX	INDEMNIFICATION	32

9.1	Survival	32

9.2	Indemnification by Seller	33

9.3	Indemnification by Purchaser	33

9.4	Limitations on Liability	34

9.5	Claims	35

9.6	Notice of Third Party Claims; Assumption of Defense	35

9.7	Settlement or Compromise	36

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

9.8	Purchase Price Adjustments	36

9.9	Funding of Escrow	36

9.10	Insurance	36

ARTICLE X	MISCELLANEOUS	37

10.1	Expenses	37

10.2	Amendment	37

10.3	Notices	37

10.4	Waivers	38

10.5	No Third Party Beneficiaries	38

10.6	Publicity	38

10.7	Further Assurances	39

10.8	Severability	39

10.9	Entire Understanding	39

10.10	Construction of Negotiated Language	39

10.11	Applicable Law	39

10.12	Jurisdiction of Disputes; Waiver of Jury Trial	39

10.13	Equitable Relief	40

10.14	Counterparts	40

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of March 1, 2013 is being entered into by and between Luna Innovations Incorporated, a Delaware corporation (“Seller”) and MacAulay-Brown, Inc., an Ohio corporation (“Purchaser”).

Background

A. Seller owns and operates a technology solutions business based in Roanoke, Virginia, and known as Seller’s Secure Computing and Communications Group (the “Business”).

B. Seller has determined to divest substantially all of the assets comprising the Business, and Purchaser has determined to acquire such assets on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and with the intention of becoming legally bound, Purchaser and Seller hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms shall have the following meanings for purposes of this Agreement:

“Accounts Receivable” shall have the meaning set forth in Section 2.1(d).

“Affiliate” shall mean, with respect to any specified Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term “control” as used in the preceding sentence shall mean, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Agreed Amount” shall have the meaning set forth in Section 9.5(b).

“Agreement” shall mean this Asset Purchase Agreement.

“Allocation Schedule” shall have the meaning set forth in Section 3.2.

“Assumed Obligations” shall have the meaning set forth in Section 2.4.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

“Business” shall have the meaning set forth in the “Background” Section to this Agreement.

“Business Day” shall mean any day of the year other than (a) any Saturday or Sunday or (b) any other day on which banks located in Roanoke, Virginia or Dayton, Ohio are authorized or required to remain closed for business.

“Claim Notice” shall have the meaning set forth in Section 9.5(a).

“Claims Threshold” shall have the meaning set forth in Section 9.4(a).

“Closing” shall mean the consummation of the transactions contemplated in this Agreement.

“Closing Date” shall mean the date of this Agreement and on which the Closing occurs.

“Closing Payment” shall have the meaning set forth in Section 3.1(b).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Confidentiality Agreements” mean the Confidentiality Agreements in place with the Employees in the form or forms previously provided to Buyer [***].

“Consent” shall mean a consent, authorization or approval of a Person, or a filing or registration with a Person.

“Contested Amount” shall have the meaning set forth in Section 9.5(b).

“Contract” shall mean a contract, lease, sales order, purchase order, agreement, indenture, mortgage, note, bond, warrant, grant or other similar instrument.

“Copyrights” means all registered or unregistered copyrights and related applications for registration thereof (including copyrights in computer software programs), design rights and database rights, other works of authorship and mask work rights and all renewals of any of the foregoing.

“Deferred Payment” shall have the meaning set forth in Section 3.1(d).

“DFARS” shall mean the Department of Defense FAR Supplement.

“Employee” shall mean an individual who is employed by Seller and actively and predominantly involved in the Business.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

“Environmental Law” shall mean all Laws (including common law) concerning pollution or protection of human health and the environment (including ambient air, surface water, ground water, land, surface or subsurface strata and natural resources), including (a) Laws imposing liability in connection with or imposing cleanup, investigatory or remediation obligations relative to any release or threatened release of Hazardous Substances, (b) Laws relating to exposure to Hazardous Substances and protection of worker health and safety, (c) Laws otherwise relating to the environmental aspects of the processing, distribution, use, treatment, storage, disposal, emission, transport or handling of Hazardous Substances.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall have the meaning set forth in Section 3.1(c).

“Escrow Agreement” shall have the meaning set forth in Section 3.1(c).

“Escrow Amount” shall have the meaning set forth in Section 3.1(c).

“Excluded Assets” shall have the meaning set forth in Section 2.3.

“Excluded Warranties” shall have the meaning set forth in Section 9.1.

“FAR” means the Federal Acquisition Regulation.

“Financial Information” shall have the meaning set forth in Section 4.3.

“Full Amount” shall have the meaning set forth in Section 9.5(b).

“GAAP” shall mean United States generally accepted accounting principles, as in effect as of the date or for the period, as the case may be, implicated by the relevant provision of this Agreement.

“Governmental Authority” shall mean the government of the United States or any foreign country or any state or political subdivision or agency thereof or the European Union or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government Contract” means any Contract including an individual task order, delivery order, purchase order, or blanket purchase agreement between Seller and the U.S. Government or any other Governmental Authority, as well as any subcontract or other arrangement by which (i) Seller has agreed to provide goods or services to a prime contractor or to a higher-tier subcontractor or (ii) a subcontractor or vendor has agreed to provide goods or services to Seller, where, in either event, such goods or services ultimately will benefit or be used by the Governmental Authority, including any closed contract or subcontract as to which the right of the U.S. Government or a higher-tier contractor to review, audit, or investigate has not expired.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

“Government Contract Bid” means any offer, proposal or quote for goods or services to be delivered pursuant to a proposed Government Contract.

“Government Contracts Warranties” shall have the meaning set forth in Section 9.1.

“Hazardous Substance” shall mean any material or substance at such location and in such concentration that it is regulated or controlled as a hazardous substance, toxic substance or pollutant under any Environmental Law.

“Indemnified Person” shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article IX.

“Indemnifying Person” shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article IX.

“Information and Records” shall have the meaning set forth in Section 2.1(e).

“Intellectual Property” means any and all intellectual property rights arising from or in respect of any of the following, whether protected, created or arising under any Law or otherwise: (i) all Patents; (ii) all Marks; (iii) all Copyrights; (iv) trade secrets, discoveries, concepts, research and development information, improvements, know-how, formulas, inventions, compositions, methods, manufacturing and production processes and techniques, procedures, designs, drawings, specifications, technical and other data and information, and all other proprietary, business and confidential information (whether or not, with respect to each of the foregoing, copyrightable, patentable or reduced to practice), including all customer lists, supplier lists, pricing and cost information, financial, business and marketing plans, studies and proposals, (v) computer programs, including any and all software implementations of algorithms and other software, software tools, formulas, operating and other systems and specifications, models and methodologies, whether in source code or object code and all related documentation, databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, descriptions, flow-charts and other work product used to design, plan, reproduce, maintain, modify, organize and develop any of the foregoing, and all related documentation (including user manuals and other training documentation) and tangible embodiments related to any of the foregoing, (vi) all rights to sue for and recover legal relief, whether injunctive relief, damages, costs, expenses or reasonable attorneys’ fees for present, past or future infringement of any of the foregoing rights; (vii) rights of privacy and rights of publicity; and (viii) any non-infringement or validity opinions received with respect to any of the foregoing rights and property. As used in this Agreement, the term Intellectual Property includes Patents, Rights in Data, and Copyrights, as those terms are used in FAR Part 27 and DFARS Part 227 and the FAR and DFARS clauses corresponding to those Parts.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

“Intellectual Property Assignment” shall mean, collectively, the recordable instruments for the assignment of the Transferred Intellectual Property.

“IP Licenses” shall have the meaning set forth in Section 4.6(d).

“Law” shall mean any law, statute, regulation, ordinance, rule, code, order, decree, requirement or rule of law (including common law) enacted, promulgated or imposed by any Governmental Authority.

“Lien” shall mean any lien, mortgage, charge, claim, pledge, security interest, imperfection of title, encroachment, lease, easement, right-of-way or other encumbrance.

“Loss” or “Losses” shall mean any and all losses, charges, fines, penalties, Taxes, liabilities, damages (excluding punitive damages, exemplary damages, damages which are remote and were unforeseeable and damages which are merely speculative), reasonable costs and reasonable expenses (including reasonable fees and expenses of experts and counsel).

“Marks” means all registered or unregistered trademarks and service marks and related applications for registration thereof, including all fictional business names, trademarks, service marks, trade names, service names, brand names, trade dress rights, slogans, logos, Internet domain names and corporate names and all other indicia of origin, together with the common-law rights and the goodwill associated with any of the foregoing, and all translations, extensions, foreign counterparts, adaptations and combinations thereof, and all renewals thereof.

“Material Contracts” shall have the meaning set forth in Section 4.7.

“Patents” means all inventions (whether or not patentable or reduced to practice), all improvements thereto, all issued or granted patents and industrial designs, and any applications for patents or industrial designs, including substitutions, continuations, divisionals, continuations-in-part, reissues, reexaminations, extensions or reissues of patent or industrial design applications and patents or registered industrial designs issuing thereon, whether domestic or foreign.

“Permit” shall mean any permit, license, approval or other authorization required or granted by any Governmental Authority.

“Permitted Liens” shall mean (a) statutory liens of carriers, warehousemen, mechanics, materialmen and other similar Persons incurred in the ordinary course of business for sums not yet due and payable and that do not impair the conduct of the Business or the present or proposed

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

use of the affected property or asset, and (b) statutory liens for current real or personal property Taxes not yet due and payable (in each case described in clauses (a) and (b), only to the extent that Seller ultimately satisfies or eliminates the underlying obligation and thereby eliminates the basis for the related Lien (it being understood that all of such payment obligations are Retained Obligations).

“Person” shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, Governmental Authority or other entity.

“Proceeding” shall mean an action, suit, arbitration, proceeding or other litigation by or before any Governmental Authority or arbitrator.

“Purchase Price” shall have the meaning set forth in Section 3.1(a).

“Purchased Assets” shall have the meaning set forth in Section 2.1.

“Purchased Contracts” shall have the meaning set forth in Section 2.1(i).

“Purchaser” shall have the meaning set forth in the preamble to this Agreement.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 9.2.

“Registered Intellectual Property” shall have the meaning set forth in Section 4.6(a).

“Related Documents” shall mean the Contracts executed at the Closing and referred to in this Agreement, including the Sublease, the Subcontract Agreements, the Intellectual Property Assignment, the Bill of Sale, the Assignment and Assumption Agreement, [***], and the Transition Services Agreement.

“Response Notice” shall have the meaning set forth in Section 9.5(b).

“Restricted Period” shall have the meaning set forth in Section 6.4(a).

“Retained Obligations” shall have the meaning set forth in Section 2.5.

“SCC Real Property” means that portion of the real property consisting of approximately 24,057 square feet within Floor 4, Building #1 at the Riverside Center in Roanoke, Virginia, that is currently used or occupied by the Business. With respect to the Business after Closing, SCC Real Property shall mean the area consisting of approximately 12,000 square feet delineated by the Sublease.

“Seller” shall have the meaning set forth in the preamble to this Agreement.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

“Seller Benefit Plan” shall mean each material “employee benefit plan,” as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement providing for compensation (other than regular salary and wages), bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Seller or its relevant Affiliates in respect of Employees of the Business.

“Seller Indemnified Party” shall have the meaning set forth in Section 9.3.

“Seller’s Knowledge” shall mean the actual knowledge of My E. Chung, Scott A. Graeff, Dale E. Messick, Talfourd H. Kemper, Jr., Barry Polakowski and Jonathan Graf.

“Subcontract Agreement(s)” shall mean, any of the Subcontract Agreements between Seller and Purchaser with respect to Seller’s Government Contracts identified on Schedule 4.8(a).

“Sublease” shall mean the sublease executed on the date of this Agreement between Seller and Purchaser with respect to the SCC Real Property, and consented to by Carilion Medical Center.

“Tax” or “Taxes” shall mean all taxes, charges, fees, duties, levies or other assessments (including income, gross receipts, net proceeds, ad valorem, withholding, turnover, real or personal property (tangible and intangible), occupation, customs, import and export, sales, use, franchise, excise, goods and services, value added, stamp, user, transfer, registration, recording, fuel, profit, excess profits, occupational, interest equalization, windfall profits, severance, payroll, unemployment and social security or other taxes or fees) that are imposed by any Governmental Authority, in each case including any interest, penalties or additions to tax attributable thereto (or attributable to the nonpayment thereof).

“Tax Return” shall mean any report, return or other information or filing required to be supplied to a Governmental Authority in connection with any Taxes.

“Third Party Claim” shall have the meaning set forth in Section 9.6.

“Transfer Taxes” shall have the meaning set forth in Section 6.3(c).

“Transferred Permits” shall have the meaning set forth in Section 2.1(j).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

“Transferred Employee” shall have the meaning set forth in Section 7.1(a).

“Transferred Intellectual Property” means, collectively, the Transferred Marks, the Transferred Patents, and the other Intellectual Property referred to in Section 2.1(h).

“Transferred Marks” shall have the meaning set forth in Section 2.1(f).

“Transferred Patents” shall have the meaning set forth in Section 2.1(g).

“Transition Services Agreement” shall mean the Transition Services Agreement executed on the date of this Agreement between Seller and Purchaser with respect to the provision of certain information technology, administrative and other services.

ARTICLE II

SALE AND PURCHASE OF ASSETS;

ASSUMPTION OF ASSUMED OBLIGATIONS

2.1 Purchase and Sale of Assets. Seller hereby sells, assigns, conveys, transfers and delivers to Purchaser, free and clear of all Liens except for Permitted Liens, and Purchaser hereby purchases and acquires from Seller all right, title and interest in and to all of Seller’s assets, properties and rights of every kind used in, held for use in, or necessary to the conduct of, the Business, excluding the Excluded Assets (such assets, properties and rights are referred to, collectively, as the “Purchased Assets”), including, without limitation, the following:

(a) Leasehold Interest. The leasehold interest in the SCC Real Property subject to the Sublease;

(b) FF&E Personal Property. The computers, devices, servers, equipment, machinery, fixtures, furniture, tools, MRO supplies, spare parts, vehicles, and other items of tangible personal property owned or leased (to the extent of Seller’s leasehold interest) by Seller and used in, held for use in, or necessary to conduct the Business, including such items that are set forth on Schedule 2.1(b);

(c) Supplies. All advertising, marketing and office supplies;

(d) Accounts Receivable. Except as set forth in Section 2.3(e), all billed accounts receivable, to the extent arising from the Purchased Contracts, and all billable accounts receivable and other rights to payment (including all security therefor) from customers of Seller, to the extent relating to the Business for work conducted prior to Closing (the “Accounts Receivable”), including those identified on Schedule 2.1(d);

(e) Information and Records. All customer lists, a copy of the personnel files for the Transferred Employees, supplier lists, price lists and sales records, specifications,

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

engineering data, maintenance schedules and operating and production records, in each case that are owned by Seller and used in, held for use in, or having arisen from, the conduct of the Business by Seller (collectively, the “Information and Records”);

(f) Marks. All Marks used in, held for use in, or necessary to the conduct of the Business, including those identified on Schedule 2.1(f), and all goodwill associated therewith (the “Transferred Marks”);

(g) Patents. All Patents used in, held for use in, or necessary to the conduct of the Business, including those identified on Schedule 2.1(g) (the “Transferred Patents”);

(h) Other Intellectual Property. Other than the Transferred Marks and Transferred Patents, all Intellectual Property used in, held for use in, or necessary to the conduct of the Business;

(i) Contracts. The Contracts set forth on Schedule 2.1(i) (such Contracts and contractual rights “Purchased Contracts”)

(j) Permits. The rights under the Permits that are set forth on Schedule 2.1(j) (collectively, the “Transferred Permits”); and

(k) Other Assets. (i) the telephone numbers, and facsimile numbers used by the Business (not including Seller’s general phone number or corporate facsimile number), (ii) all goodwill associated with the Business, any right to the name “Secure Computing and Communications Group,” and the right to represent other Persons that Buyer is the successor to the Business (including with respect to past performance measures under Government Contracts), (iii) the right to collect rebates and refunds relating to the Business, (iv) the benefit of prepaid expenses relating to the Business, and (iv) warranty and other claims against third parties relating to the Purchased Assets.

2.2 Limitation on Assignment of Contracts. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Contract or any claim, right, benefit or obligation thereunder if (a) an assignment or transfer thereof, without the Consent of a third party thereto (including any Governmental Authority), would constitute a breach or violation thereof, and (b) such Consent was not obtained at or prior to the Closing, in which case the provisions of Section 6.1 will apply.

2.3 Excluded Assets. Seller does not hereby sell, assign, convey, transfer or deliver to Purchaser the following assets (collectively, the “Excluded Assets”):

(a) Cash. Cash, certificates of deposit, bank deposits, negotiable instruments, marketable securities and other cash equivalents;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(b) Intellectual Property. Seller’s corporate name, “Luna Innovations Incorporated,” all of Seller’s Internet domain names, the Intellectual Property related to the foregoing corporate name and domain names (which does not include any of the Transferred Intellectual Property), as well as any Intellectual Property owned by or licensed to Seller other than Transferred Intellectual Property;

(c) Tax Refunds; Tax Returns. All claims for and rights to receive refunds, rebates or similar payments of Taxes relating to the taxable period or portion thereof ending on the Closing Date and all of Seller’s Tax Returns and all notes, worksheets, files or documents relating thereto;

(d) Corporate Records. The corporate minute book and other corporate records of Seller (which does not include Information and Records);

(e) Accounts Receivable. All billed accounts receivable and other rights to payment (including all security therefor) from customers of Seller, to the extent relating to the Business for work prior to Closing and not arising from the Purchased Contracts;

(f) Corporate Support. The tangible assets, properties and rights of every kind that are: (i) used by the Seller’s Corporate, Security, Legal, Intellectual Property, Finance, Marketing, Human Resources and Contracts departments in support of the Business but are also used in Seller’s other businesses unrelated the Business, (ii) are located outside of the partitioned key-coded area of the SCC Real Property dedicated to the Business, and (iii) not identified in the schedules referenced in Sections 2.1(a) through (k) above; provided, however, that to the extent that Information and Records relate to both the Business and Seller’s operations unrelated to the Business, each party shall be entitled to a copy of such Information and Records; and

(g) Shared Contracts. The right to prosecute claims for breach by third parties of confidentiality agreements and non-disclosure agreements included in the Purchased Contracts and that protect both Business and non-Business information, but only to the extent of claims involving the non-Business information.

(h) Other Specific Excluded Assets. All other assets identified on Schedule 2.3(h).

2.4 Assumed Obligations. In addition to performing its obligations under the Sublease, Purchaser hereby assumes (i) the obligations of Seller to perform those Purchased Contracts for which all required Consents have been obtained and notices have been timely issued, and (ii) the obligations of Seller to perform those Purchased Contracts for which Consents have been obtained and notices have been timely issued after Closing, effective upon receipt of the required Consent), but, in each case, excluding any obligation or liability arising out of any breach by Seller of any Purchased Contract that occurred prior to the Closing (or prior

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

to the effective date of novation or transfer of the Contract to Purchaser if the novation or transfer occurs subsequent to Closing)(collectively, the “Assumed Obligations”). To the extent consistent with the Purchased Contracts, Seller shall deliver custody to Purchaser, or cause custody to be delivered to Purchaser, of all Government property relating to the Business in Seller’s possession.

2.5 Retained Obligations. Except for the Assumed Obligations, Purchaser does not assume or agree to be liable for any of the obligations and liabilities of Seller or any of its Affiliates. All other obligations and liabilities of Seller or any of its Affiliates (the “Retained Obligations”) shall be retained by Seller, which shall indemnify and hold Purchaser harmless in respect of Retained Obligations as provided in this Agreement. Seller shall timely perform, discharge or pay, as applicable, all of the Retained Obligations (other than those which it is disputing in good faith). Without limiting the foregoing, the Retained Obligations include the following:

(a) Debts and Payables. All obligations and liabilities with respect to debts, loans, accounts and notes payable of the Business as of the Closing;

(b) Taxes. Except as set forth in Section 6.3, any obligations or liabilities for Taxes imposed on or relating to Seller or any Affiliate of Seller for any period; and

(c) Employee Liabilities. Any obligations and liabilities of Seller or any of its Affiliates to or with respect to the Employees (provided that with respect to Transferred Employees such obligations and liabilities retained by Seller shall be limited to those existing on the Closing Date) and obligations and liabilities under or with respect to Seller Benefit Plans; and

(d) Excluded Assets. Any obligations and liabilities of Seller or any of its Affiliates to the extent arising out of or related to the Excluded Assets.

2.6 Proration of Certain Amounts; Licenses.

(a) Seller and Purchaser agree that all periodic cash payments and receipts of the Business or related to the Purchased Assets or Assumed Obligations (but excluding, for the avoidance of doubt, Accounts Receivable except as provided in Section 2.6(b)), including rents, utilities, royalties, refunds, rebates, commissions, expenses and other payments or receipts to the extent relating to the Business or the Purchased Assets shall all be prorated as of the Closing Date, with Seller entitled to the benefits and responsible for the burdens thereof to the extent such items relate to any time period up to the Closing Date and Purchaser entitled to the benefits and responsible for the burdens thereof to the extent such items relate to periods subsequent to the Closing Date.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(b) The amounts for which Seller or Purchaser, as applicable, is liable in respect of the foregoing prorations shall be calculated after Closing and necessary and appropriate adjustments shall be paid by Seller or Purchaser, as applicable, as soon as reasonably practicable after the actual amounts become available. Seller and Purchaser shall furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustments and proration calculations made pursuant to this Section 2.6. Notwithstanding anything to the contrary contained in this Agreement, neither Seller nor Purchaser shall have any further liability under this Section 2.6 with respect to amounts first claimed by the other party after December 31, 2013.

(c) [***]

ARTICLE III

PURCHASE PRICE; ALLOCATION

3.1 Closing Payment; Purchase Price.

(a) Purchaser shall pay a purchase price for the Purchased Assets (the “Purchase Price”) of $6,110,000, consisting of the Closing Payment, the Deferred Payment and the Escrow Amount (each as defined below).

(b) On the Closing Date, Purchaser shall pay Seller, in immediately available funds, the sum of $5,400,000 (the “Closing Payment”), [***].

(c) On the Closing Date, in addition to the Closing Payment, Purchaser shall deposit $600,000 (the “Escrow Amount”) in an escrow account to be established as of the Closing Date as security for the Seller’s indemnity obligations set forth in Section 9. The terms and conditions for the release or forfeiture of the Escrow Amount are more particularly set forth in that certain Escrow Agreement (the “Escrow Agreement”), executed and delivered by the Seller, the Purchaser and Citizens Bank of Pennsylvania (the “Escrow Agent”) at the Closing.

(d) On December 31, 2013, in addition to the Closing Payment and the Escrow Payment, Purchaser shall pay Seller, in immediately available funds, the sum of $110,000 (the “Deferred Payment”) [***].

3.2 Allocation of Consideration for Assets. Within fifteen (15) days after the Closing Date, Purchaser shall deliver to Seller a schedule allocating the Purchase Price and the portion of the Assumed Obligations, if any, constituting consideration for U.S. federal income tax purposes, among the Purchased Assets in accordance with section 1060 of the Code and the regulations thereunder (the “Allocation Schedule”). If within fifteen (15) days after receipt of the Allocation Schedule, Seller notifies Purchaser in writing that Seller objects to one or more items reflected on Allocation Schedule, then Purchaser and Seller shall negotiate in good faith to

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

resolve such dispute. If Seller and Purchaser fail to resolve any such dispute within ten (10) days after Purchaser’s receipt of Seller’s notice, then the parties shall submit the dispute to ParenteBeard (or any other independent accounting firm that is mutually acceptable to Purchaser and Seller) for resolution of the dispute, which resolution shall be final and binding on both parties. The fees and expenses of such accounting firm shall be shared equally by the parties. The parties agree, unless otherwise required by Law, not to take any position inconsistent with the Allocation Schedule for Tax reporting purposes. Any adjustment to the Purchase Price or the Adjusted Purchase Price shall be allocated as provided by Treas. Reg. §1.1060-1(c).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows:

4.1 Organization and Authorization.

(a) Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate the Purchased Assets and to conduct the Business.

(b) Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Related Documents (in each case to the extent it is a party thereto) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Related Documents (in each case to the extent it is a party thereto) and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action. Seller has duly and validly executed and delivered this Agreement and each of the Related Documents. Assuming the due authorization, execution and delivery of this Agreement and the Related Documents by the other parties hereto and thereto, this Agreement constitutes, and each Related Document shall constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.2 Consents; No Conflicts.

(a) The execution, delivery and performance of this Agreement and the Related Documents by Seller do not and will not require any Consent of any Person (including any Governmental Authority), other than the Consents set forth on Schedule 4.2(a).

(b) Except as set forth on Schedule 4.2(b), the execution, delivery and performance of this Agreement and of the applicable Related Documents by Seller and the

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate any Law applicable to or binding on Seller or its assets, (ii) violate or conflict with, result in a breach, cancellation or termination of, constitute a default under, result in the creation of any Lien upon any of the assets of Seller under, or result in or constitute a circumstance that, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Seller is a party or by which Seller or any of its assets are bound or (iii) violate or conflict with any provision of the certificate of incorporation or bylaws of Seller.

4.3 Financial Information. Attached as Schedule 4.3 is certain unaudited financial information of the Business as of December 31, 2011 and September 30, 2012 (collectively, the “Financial Information”). The Financial Information was accurately derived from the books and records of Seller and includes an income statement prepared consistently with GAAP as applied historically by Seller (but not a balance sheet, a cash flow statement or footnotes). The Financial Information fairly presents in the aggregate the results of operations of the Business for the periods indicated therein, subject in the case of the interim income statement, to normal recurring year-end adjustments the effect of which will not in the aggregate be material.

4.4 Title to Assets; Sufficiency and Condition of Assets.

(a) Seller has sole legal and beneficial title to, and is the lawful owner of, or in the case of Purchased Assets disclosed to Purchaser as being leasehold or licensed interests, has a valid leasehold interest in or a valid right to use, each of the Purchased Assets free and clear of any Lien except for Permitted Liens, liens in favor of Silicon Valley Bank, and the lien imposed by that certain Lease by and between the Seller and Carilion Medical Center, dated December 30, 2005, as amended, and (b) Seller shall convey to Purchaser sole legal and beneficial title to such Purchased Assets at the Closing, free and clear of any Lien except for Permitted Liens. The parties understand and agree that this Section 4.4(a) shall not expand any of Seller’s representations related to Intellectual Property set forth in Section 4.6.

(b) Except for the Excluded Assets or as otherwise indicated on Schedule 4.4(b), the Purchased Assets include all assets, rights and licenses necessary to enable Purchaser to continue to conduct the Business after Closing as it is currently conducted. Except for the Excluded Assets or as otherwise indicated on Schedule 4.4(b), all of the tangible assets used or held for use in the Business are located at the SCC Real Property. All of the tangible assets located at the SCC Real Property are being transferred to Purchaser as part of the Purchased Assets, except for Excluded Assets or as otherwise indicated on Schedule 4.4(b).

(c) The tangible property included in the Purchased Assets that is currently used or necessary for use in the Business (including such existing property that may be necessary for the performance of work under Government Contract Bids) is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is presently used or held for use.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(d) All Accounts Receivable included in the Purchased Assets (i) arose from valid, bona fide sales of goods or deliveries of services in the ordinary course of business, (ii) are identified on Schedule 2.1(d), and (iii) except as set forth on Schedule 2.1(d), to Seller’s Knowledge and subject to requirements of Governmental Authorities, constitute collectable and valid claims in the full amount thereof against the underlying obligors and are not subject to any valid defenses or offset.

(e) Except as set forth on Schedule 4.4(e), from January 1, 2012 to the Closing Date, the Business has been conducted in the ordinary course consistent in all material respects with past practices and there has not occurred any material adverse event or effect on the Business or the Purchased Assets (other than events related only to (i) Government Contracts and Government Contract Bids that are not included in the Purchased Assets, (ii) changes in general economic conditions in the U.S., and (iii) publicly known circumstances involving the U.S. Government budget generally).

(f) Notwithstanding anything to the contrary in this Section 4.4 or the definition of “Purchased Assets,” Seller does not own any government-furnished property, including that identified on Schedule 4.8(d) and, therefore, nothing in this Section 4.4 shall be construed as a representation or warranty regarding any ownership interest in any government-furnished property.

4.5 SCC Real Property. Seller does not own any real property that is used in the Business. Seller’s construction, operation, and use of the SCC Real Property is in compliance with all zoning, subdivision, land use, building, fire, safety and similar laws, codes and regulations relating thereto. All utilities necessary for the operation of the SCC Real Property for the Business are currently being supplied to the Property.

4.6 Intellectual Property.

(a) Schedule 4.6(a) sets forth a complete and accurate list of all issued or registered or applied for Marks, Patents and Copyrights owned by the Seller that are used in, held for use in or necessary for conduct of the Business (“Registered Intellectual Property”). All Registered Intellectual Property has been duly issued, registered or applied for with the appropriate Governmental Authority. Seller has paid all fees and filed all documents due prior to the date hereof that are necessary to obtain or maintain such Registered Intellectual Property in full force and effect.

(b) Schedule 4.6(b) and Schedule 4.6(d) set forth a complete and accurate list of all computer software (other than commercially available off-the-shelf software with a

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

replacement cost and/or annual license fee of less than $1,500 per user or per year) owned, used or held for use in connection with the Business. Except as set forth on Schedule 4.6(b), none of such software owned by Seller (or purported to be owned) is jointly owned with any third party, including any Governmental Authority, or contains, incorporates, includes or is linked to, derived from, embedded with or distributed with any shareware, freeware, open source code, or other software subject to any public licensing regime (including the GNU General Public License (GPL) or other “copyleft” licenses) in such a manner that would require that any proprietary source code belonging to Seller be disclosed, licensed or distributed to others. Seller has reasonable policies and procedures in place to ensure that none of its proprietary Intellectual Property or source code is or has been licensed to a third Person under “copyleft” terms.

(c) Except as set forth on Schedule 4.6(c), Seller is the sole and exclusive owner of all right, title and interest in and to, or has the right to use pursuant to a valid and enforceable written license, all Transferred Intellectual Property free and clear of all Liens (other than Permitted Liens). Other than Excluded Assets, the Transferred Intellectual Property constitutes all of the Intellectual Property necessary to conduct the Business in the manner in which it is presently conducted. The Transferred Intellectual Property shall be available for use by Purchaser immediately subsequent to the Closing on terms and conditions identical to the terms on which the Transferred Intellectual Property was used by Seller immediately prior to the Closing.

(d) Schedule 4.6(d) sets forth a complete and accurate list of all licenses, sublicenses, and other Contracts under which the Seller grants or receives any right in or to Intellectual Property used in, held for use in or necessary for the conduct of the Business (other than inbound licenses for commercially available off-the-shelf software with a replacement cost and/or annual license fee of less than $1,500 per user or per year) (“IP Licenses”). Except as may be indicated on Schedule 4.6(d), the Seller has delivered or made available to Purchaser prior to the date hereof all copies of all IP Licenses. With respect to each IP License, except as set forth on Schedule 4.6(d), (i) the Seller and, to Seller’s Knowledge, the other parties thereto are in compliance with the applicable provisions of such Contracts and have been in material compliance with the applicable provisions of such Contracts; and (ii) there has occurred no event that, with notice or the passage of time or otherwise, would constitute a default by the Seller or, to the Seller’s Knowledge, the other parties thereto thereunder or grounds for termination or modification thereof or for the imposition of any charge or penalty thereunder. Except as set forth on Schedule 4.6(d), no IP Licenses require the consent, approval or other authorization of or notification to their counterparties.

(e) Except as set forth on Schedule 4.6(e), Seller’s use of any Intellectual Property in the conduct of the Business has not infringed, misappropriated or otherwise conflicted with any Intellectual Property right of any Person in any material respect. Seller is not, nor has Seller been, a party to or the subject of, any Proceeding that involves a claim of

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

infringement, unauthorized use or misappropriation, or other violation of any Intellectual Property by any Person against Seller, or challenging the ownership, use, registrability, patentability, validity or enforceability of any Transferred Intellectual Property, and Seller has not received any notice of any of the foregoing, and to the Seller’s Knowledge, (i) no such claim or action has been or is being threatened, and (ii) there are no valid grounds for any such claim or other Proceeding. To Seller’s Knowledge, no Person is infringing, misappropriating or otherwise violating any Transferred Intellectual Property. No employees or consultants of Seller have claimed rights to or any interests in or to any Transferred Intellectual Property.

(f) Except as set forth on Schedule 4.6(f), Seller has Confidentiality Agreements, consulting agreements or other agreements that include valid written assignment of ownership from-of-inventions clauses with all Employees or consultants who have contributed to the creation, development or modification of any Transferred Intellectual Property, including all software. Seller and, to Seller’s Knowledge, such employees, consultants and other Persons have not breached any such agreements.

(g) Except as set forth on Schedule 4.6(g), the computer systems, including the software, firmware, hardware, networks, interfaces and related systems included in the Purchased Assets are sufficient for the conduct of the Business of Seller in the manner in which it is presently conducted (excluding email and telephone infrastructure hosted by Seller company-wide). Seller is complying and has complied with all applicable Laws, consents and Contracts, and its own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information or other data. Since April 9, 2008, no investigations or written claims have been asserted or threatened against the Seller alleging a violation of any Person’s privacy rights, personal information rights, or data rights, and the consummation of the transactions contemplated by this Agreement will not result in any such violation. To Seller’s Knowledge, there has been no loss, damage, or unauthorized access, use, modification, or breach of security of personally identifiable information or other data maintained by or on behalf of by the Seller. Seller has made all necessary disclosures to, and obtained all necessary consents from, users, customers, employees, contractors and other applicable persons required by applicable Laws related to privacy and data security.

4.7 Material Contracts. Excluding Government Contracts, Schedule 4.7 sets forth an accurate and complete list of all material Contracts to which Seller is a party and that involve the conduct of the Business or the use, ownership or operation of the Purchased Assets (the “Material Contracts”), including, without limitation, Contracts of the following types:

(a) any Contract that provides for payments of more than $25,000 in any given year;

(b) any IP Licenses;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(c) any Contract with Employees (excluding Seller Benefit Plans identified in Schedule 4.10(e));

(d) any Contract involving the lease of real property used by the Business;

(e) any Contract involving the lease of personal property included in the Purchased Assets;

(f) any Contract between Seller and an Affiliate of Seller;

(g) any other Contract which cannot be terminated without cost and without cause upon ninety (90) days or less notice;

(h) any Contract establishing or governing a partnership or joint venture;

(i) any Contract that expressly limits, in any material respect, the freedom of Seller or would limit the freedom of Purchaser after the Closing to compete in any line of business or with any Person or in any area, excluding (i) territorial or field of use restrictions imposed by any license agreements with respect to the use of the subject matter thereof and (ii) reasonable limitations on use in connection with secrecy, research, consulting or other agreements entered into in the ordinary course of business.

Seller has made available to Purchaser all copies of each Contract in its possession that is listed on Schedule 4.7. Each Material Contract constitutes a legal, valid and binding obligation of Seller or its Affiliate, as the case may be and, subject to certain provisions thereof having been fully performed or having expired by their terms (that is, with the absent of any breach or default), each such Material Contract remains in full force and effect.

4.8 Government Contracts.

(a) Schedule 4.8(a) lists each Government Contract involving the conduct of the Business which is in effect and for which the period of performance has not expired, as well as each Government Contract Bid relating to and used in the Business and for which an award has not been issued as of the date hereof, including the current period of performance and value. All of Seller’s Government Contracts listed on Schedule 4.8(a) are binding on the parties thereto, are in full force and effect and, to Seller’s Knowledge, were legally awarded.

(b) Except as set forth on Schedule 4.8(b), with respect to the Business and the Government Contracts and Government Contract Bids identified on Schedule 4.8(a):

(i) to Seller’s Knowledge, no such Government Contract is the subject of any pending bid or award protest proceeding;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(ii) Seller has complied with all material terms and conditions of each such Government Contract and with the material requirements of all Laws pertaining to each such Government Contract;

(iii) all representations, certifications and disclosure statements made by Seller to the counterparty or to any Governmental Authority with respect to each such Government Contract or Government Contract Bid were accurate in all material respects as of their effective date and Seller has materially complied with all such representations and certifications in all respects;

(iv) no termination or notice of default has been issued with respect to any such Government Contract; and, otherwise, no cure notice or show cause notice has been issued within the last six (6) months or remains unresolved with respect to any such Government Contract;

(v) neither Seller nor any of its managers, directors, officers, employees, or to Seller’s Knowledge, consultants or agents performing in support of a Government Contract is, or, to Seller’s Knowledge, has been, under administrative, civil or criminal investigation, indictment or information by any Governmental Authority or under any internal or external audit or investigation or party to any administrative or civil litigation with respect to any alleged act or omission arising under or relating to any such Government Contract;

(vi) Seller has not conducted or initiated any internal investigation or audit or made a voluntary disclosure to any Governmental Authority with respect to any alleged violation of federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 of the United States Code or a violation of the civil False Claims Act (31 U.S.C. §§ 3729-3733) arising under or relating to any such Government Contract nor has Seller submitted or been required to submit any mandatory disclosure under FAR 52.203-13 relating to any such Government Contract;

(vii) there have been no claims, cost disallowances or payment withholds or setoffs against, no disputes involving, and, to Seller’s Knowledge, no actual or alleged material breaches (or events that, with notice or lapse of time, would constitute a material breach), or material misrepresentations by Seller arising under or related to any such Government Contract;

(viii) Seller has delivered or made available to Purchaser correct and complete copies of all draft and final audit reports by any Governmental Authority relating to any such Government Contract issued since January 1, 2009, in the form received by Seller (including all correspondence related thereto);

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(ix) neither Seller nor any director, officer, employee or Affiliate of Seller has been debarred or suspended from participation in the award of contracts from the U.S. Government or any other Governmental Authority and, to Seller’s Knowledge, there exist no facts or circumstances that would reasonably be expected to warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of Seller or any of its directors, officers, employees or Affiliates;

(x) to the extent required to be maintained by Seller, Seller’s cost accounting, purchasing, inventory, quality control and procurement systems are in compliance with all Laws and requirements of such Government Contracts;

(xi) to Seller’s Knowledge, all test and inspection results provided by Seller to any Governmental Authority or to any other Person pursuant to each such Government Contract or as a part of the delivery to any Governmental Authority or other Person pursuant to such Government Contract were complete and correct in all material respects as of the date so provided and Seller has provided all test and inspection results to the U.S. Government or to any other Person pursuant to each such Government Contract as required by Law and the terms of such Government Contract; and

(xii) there have not been any adverse or negative past performance evaluations or ratings of any nature by the U.S. Government, or, to Seller’s Knowledge, any fact that could reasonably be expected to result in any adverse or negative past performance evaluation or rating by any Governmental Authority relating to any such Government Contract (it being understood that this representation extends to the recently completed DARPA IRIS (Integrity and Reliability in Integrated Circuits) contract).

(c) Except as set forth on Schedule 4.8(c), all of the Government Contracts identified on Schedule 4.8(a) were awarded to Seller as small business set-asides, HUB Zone small business set asides, veteran-owned small business set asides, service disabled veteran owned set asides, small disadvantaged set asides or any other similar federal, state or local government set aside. As to the Government Contract Bids identified on Schedule 4.8(a), Seller has certified or represented that it was a small business, veteran-owned small business, HUBZone small business, small disadvantaged business, service disabled veteran owned business, 8(a) certified business, or women-owned small business under the Small Business Act, as amended, or any other similar federal, state or local Law.

(d) Schedule 4.8(d) contains a list of all government-owned property, including tooling and test equipment, provided under the Government Contracts identified on Schedule 4.8(a), or for which Purchaser would be held accountable under the Government Contracts identified on Schedule 4.8(a). All such government-owned equipment is maintained by the Business in accordance with a government-approved property management system.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(e) Schedule 4.8(e) contains a list setting forth the name of each of its employees who has a personnel security clearance and the level of such security clearance, and all facility security clearances used or held for use by the Business. Seller and the employees listed in Schedule 4.8(e) hold such security clearances as are required to perform Seller’s Government Contracts, and are in compliance with all applicable requirements under each of its Government Contracts relating to the safeguarding of and access to classified information and all applicable Laws regarding national security.

(f) Seller has delivered to Purchaser true and complete copies of all of Seller’s contract files corresponding to the Government Contracts listed in Schedule 4.8(a). Seller has delivered to Purchaser true and complete copies of all Government Contract Bids listed in Schedule 4.8(a).

(g) Schedule 4.8(g) lists: (i) the Government Contracts under which Seller has delivered or developed computer software (including commercial computer software and noncommercial computer software), technical data or data (as those terms are defined in FAR Part 27 and DFARS Part 227 and their implementing clauses) or other Transferred Intellectual Property created during or utilized in performance of the Government Contract in which the Governmental Authority has rights in that computer software, technical data or data; (ii) the Transferred Intellectual Property created during or utilized in performance of a Government Contract, computer software, technical data or data in which the Governmental Authority has rights; and (iii) the specific rights held by the Governmental Authority. Except as set forth on Schedule 4.8(g), Seller has not delivered to the U.S. Government under any Government Contract any proprietary data or software (i.e., developed exclusively at private expense) unless it properly notified the U.S. Government in accordance with the terms of such Government Contracts and FAR and DFARS regulations that the U.S. Government’s rights were limited.

(h) Except as disclosed on Schedule 4.8(h), none of the Government Contracts listed on Schedule 4.8(a) is a fixed-price Government Contract as to which the costs for completing performance of the fixed-price component of the Government Contract have exceeded or are reasonably expected to exceed the fixed-price amount of such Government Contract (i.e., Seller is in a loss position or expects to incur a loss with respect to the fixed-price component of the contract or subcontract). For the purposes of Schedule 4.8(h), the term “costs” means all costs allocable to a particular contract or subcontract in accordance with the FAR and/or GAAP consistent with Seller’s past practices, including all allocations of general and administrative expenses to such contract or subcontract, and the term “fixed-price” with respect to such Government Contracts includes the following: (i) firm fixed-price contracts; (ii) fixed-priced contracts with economic price adjustment; (iii) fixed-price incentive contracts; (iv) fixed-price contracts with prospective price redetermination; (v) fixed ceiling-price contracts with retroactive price redetermination; (vi) firm fixed-price, level-of-effort term contracts; (vii) all contracts or delivery orders issued pursuant to a General Services Administration (GSA) schedule contract or other agency multiple award schedule contract of a fixed-price nature; and (viii) all variations or combinations of the contract-types listed as items (i) through (vii).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(i) With respect to each Government Contract listed on Schedule 4.8(a), to Seller’s Knowledge Seller has performed in a manner which is consistent with its bid or proposal and, specifically, the costs that Seller has incurred in performance of the work that it has completed to date under such Government Contract do not exceed the projected costs indicated in its bid or proposal for completing that same portion of the work to the extent that Seller made such projections in conjunction with its bid or proposal.

(j) For all Government Contracts listed on Schedule 4.8(a) each applicable indirect rate (e.g. overhead, G&A, etc.) used to bill the government for actual work performed is not greater than the corresponding indirect rates used in developing the price proposal that directly resulted in Seller being awarded such Government Contract.

(k) In order to assist Purchaser in obtaining past performance qualifications regarding the Business, Seller has provided written confirmation that Purchaser has acquired possession of the assets owned by Seller on the date hereof that generated all past successful performance on Government Contracts relating to the Business, including the recently completed IRIS (Base Period) contract.

4.9 Permits. Seller possesses or has timely applied for all Permits required by applicable Law for Seller to conduct the Business as currently conducted.

4.10 Employees and Employee Benefit Plans.

(a) Schedule 4.10(a) sets forth a list of the Employees, including, for each Employee, his or her title, location, date of hire, current base salary, current employment status if other than active status (e.g., leave of absence, or short term disability), commission rate, if applicable, status for purposes of wage and hour Laws and bonus/incentive target opportunities (if applicable). The data with respect to Employees on Schedule 4.10(a) is accurate and complete. Each of the Employees was employed by Seller at January 1, 2013 and, as of January 1, 2013, each was dedicated to working predominantly in the course of the Business. Except as set forth on Schedule 4.10(a), since January 1, 2013, no employee of Seller that devoted more than 10% of his or her working time to the Business has been terminated, resigned or otherwise ceased employment with Seller. To Seller’s Knowledge, none of the Employees has indicated to Seller his or her intention to resign from Seller or, after Closing, Purchaser.

(b) Seller is not now a party to, or bound by, any collective bargaining or similar agreement with any union or labor organization with respect to any Employee, nor is any such Contract currently contemplated or being negotiated, nor is any Employee represented by a union or labor organization or subject to a collective bargaining agreement. No application or

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

petition for an election of or for certification of a collective bargaining agent is pending. There is no labor strike, labor dispute, slowdown, work stoppage, picketing, unresolved material labor union grievance or labor arbitration proceedings pending or, to Seller’s Knowledge, threatened against Seller with respect to any Employee.

(c) All Employees and former employees that created, developed, modified or contributed to the Intellectual Property of the Business have signed Confidentiality Agreements.

(d) Seller has maintained workers’ compensation insurance coverage for all Employees and has provided Purchaser with copies of all such current policies and a listing of any claims. Except as set forth on Schedule 4.10(d), there have been no losses due to claims made under Seller’s workers’ compensation insurance policies.

(e) Schedule 4.10(e) sets forth a complete list of Seller Benefit Plans. A copy (or, if not documented, a description) of each Seller Benefit Plan, in each case as in effect on the date of this Agreement, has been made available to Purchaser. With respect to the Seller Benefit Plans, Seller or its Affiliates will have made, on or before the Closing Date, all payments (including premium payments with respect to insurance policies) required to be made by them on or before the Closing Date. All of the Seller Benefit Plans are, and have been, operated in compliance in all material respects with their provisions and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder.

(f) There are no pending Proceedings that have been asserted or instituted against any of the Seller Benefit Plans, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the knowledge of Seller and its Affiliates, there are no facts which reasonably could be expected to form the basis for any such action, claim or lawsuit. There are no investigations or audits by any Governmental Authority of any of the Seller Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or threatened and, to the knowledge of Seller and its Affiliates, there are no facts which reasonably could be expected to form the basis for any such investigation or audit.

(g) The total number of hours of unused paid time off available to the Employees on the Closing Date, and the value thereof, is set forth on Schedule 4.10(g).

4.11 Environmental Matters. Seller is in compliance and has been in compliance with all applicable Environmental Laws in relation to the SCC Real Property, the Business, and the Purchased Assets.

4.12 Taxes. All Tax Returns with respect to the Business or the Purchased Assets that are required by applicable Law to be filed before the Closing Date by Seller have been filed or

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

will be filed by Seller in a timely manner (within any applicable extension periods). The information with respect to the Business or Purchased Assets provided on such Tax Returns is or will be complete and correct in all material respects, and all Taxes owed with respect to the Business for all periods up to and including the Closing Date (whether nor not shown to be due on such Tax Returns) for which the Purchaser could be liable have been timely paid in full or will be timely paid in full. No written claim has been made within the past five (5) years by any Governmental Authority in a jurisdiction where Tax Returns are not filed with respect to the Business that Seller may be subject to taxation in such jurisdiction with respect to the Business. There is no material dispute or claim concerning Tax liability with respect to the Business claimed or raised in writing by any Governmental Authority. Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owning to any Employee, and to the extent such withholding relates to the Business or the Purchased Assets, any independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 (including any similar forms required under foreign law) required with respect thereto (including any similar forms required under foreign law) have been properly completed and timely filed. Seller has timely filed, obtained or delivered, as applicable, all sales Tax (or equivalent Tax) exemption certificates (or comparable Tax Returns) on which it has relied for an exemption from sales Tax (or equivalent Tax) with respect to the Business, which exemption certificates (or comparable Tax Returns) were correct and complete in all material respects. Seller has not been a participant in a “reportable transaction” with respect to the Business as defined in Treasury Regulations Section 1.6011-4.

4.13 Proceedings. There are no Proceedings pending or, to Seller’s Knowledge, threatened, involving or impacting the Business, this Agreement, the Purchased Assets, except as set forth on Schedule 4.13. The Purchased Assets are not, and Seller’s operation of the Business is not, subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority.

4.14 Compliance with Laws. Seller and its Affiliates (in relation to the Business) are in compliance with, and have complied with, all Laws applicable to or binding on them or any of the Assets. Neither Seller nor any of its Affiliates has received any written notice from any Person alleging that Seller or any of its Affiliates (in relation to the Business) is not in compliance in any material respect with any applicable Law.

4.15 Customer and Supplier Relationships. Seller is not engaged in any material dispute with any client or customer of the Business and no client or customer has notified Seller of its intention to terminate, materially limit or materially reduce its business relations with Seller involving the Business. Seller is not engaged in any material dispute with any vendor or supplier to the Business and no such vendor or supplier has notified Seller of its intention to terminate, materially limit or materially reduce its business relations with Seller.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

5.1 Organization and Authorization.

(a) Purchaser is a corporation validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate or other business entity power and authority to own, lease and operate its assets and to conduct its business as currently conducted.

(b) Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Related Documents (in each case to the extent it is a party thereto) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Related Documents (in each case to the extent it is a party thereto), and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or other business entity action. Purchaser has duly and validly executed and delivered this Agreement and each of the Related Documents. Assuming the due authorization, execution and delivery of this Agreement and the Related Documents by the other parties hereto and thereto, this Agreement constitutes, and each Related Document shall constitute, legal, valid and binding obligations of Purchaser, enforceable against each of it in accordance with their respective terms, subject to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2 Consents; No Conflicts.

(a) The execution, delivery and performance of this Agreement and the Related Documents by Purchaser do not and will not require any Consent of or with any Person (including any Governmental Authority) on account of Purchaser, other than any Consent set forth on Schedule 5.2(a).

(b) The execution, delivery and performance of this Agreement and of the applicable Related Documents by Purchaser, and the consummation of the transactions contemplated hereby and thereby by Purchaser, do not and will not: (i) violate any Law applicable to or binding on Purchaser or its assets, (ii) violate or conflict with, result in a breach, cancellation or termination of, constitute a default under, result in the creation of any Lien upon any of the assets of Purchaser under, or result in or constitute a circumstance that, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Purchaser is a party or by which Purchaser or any of its assets are bound or (iii) violate or conflict with any provision of the certificate of incorporation or bylaws of Purchaser.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

ARTICLE VI

COVENANTS

6.1 Consents and Approvals.

(a) With respect to any required third-party Consent that has not been obtained with respect to any Contract on or prior to the Closing Date, from and after the Closing Date, each party shall use its commercially reasonable efforts to obtain each Consent in order to fully assign the Purchased Assets to Purchaser. With respect to Contracts other than Government Contracts, until such time as such Consent is obtained: (i) Purchaser shall be entitled to the benefits of the Contract in question accruing after the Closing Date to the extent that Seller may provide such benefits (A) without violating the terms of such Contract and (ii) Purchaser shall, to the extent that it is receiving the benefits of the Contract pursuant to clause (ii), perform the obligations of Seller to be performed after the Closing under the Contract in question and assume the liabilities related thereto on and after the Closing Date. In the case of Government Contracts and Government Contract Bids included on Schedule 4.8(a), until such time as the U.S. Government recognizes the transfer of the rights and obligations under each such Government Contract to Purchaser, in accordance with, and to the extent required by, FAR Subpart 42.12, (x) the provisions of the Subcontract Agreements shall apply (as applicable to the Government Contracts listed on Schedule 4.8(a)), or, (y) with respect to the other Government Contracts awarded after the Closing Date, subject to Section 6.1(b), the parties shall enter into a subcontract agreement substantially similar to the Subcontract Agreements whereby Purchaser will perform all work and receive all economic benefits of the Government Contract as permitted by the Government Contract and applicable law.

(b) If Seller has outstanding Government Contract Bids relating to the Business on the Closing Date and such Government Contract Bids result in the award of Government Contracts to Seller after the Closing Date, then Seller shall assign any such Government Contracts to Purchaser and request approval of such assignment by the U.S. Government or other Government Authority pursuant to FAR Subpart 42.12 or other applicable law. However, with respect to any such Government Contracts that are subject to Small Business Innovation Research (SBIR) and as to which a novation to Purchaser cannot be obtained, then Seller shall, (i) if requested by Purchaser, subcontract to Purchaser the maximum amount of work under any resulting Government Contract as may be permitted by Law and, (ii) if requested by Purchaser, use commercially reasonable efforts to seek to reclassify the Government Contract to enable an assignment to Purchaser.

(c) In order to assist Purchaser in obtaining past performance qualifications regarding the Business, Seller shall provide written confirmation that Purchaser has acquired the assets that generated all past successful performance on the Government Contracts relating to the Business, including the recently completed IRIS (Base Period) contract.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

6.2 Access and Assistance. In the event and for so long as either party hereto is contesting or defending against any Proceeding, hearing, investigation, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction prior to the Closing Date involving any Purchased Assets or the Business, the other party hereto shall (A) fully cooperate with it and its counsel in, and assist it and its counsel with, the contest or defense, (B) make available its personnel (including for purposes of fact finding, consultation, interviews, depositions and, if required, as witnesses) and (C) provide such information, testimony and access to its books and records, in each case as shall be reasonably requested in connection with the contest or defense, all at the sole cost and expense (not including employee compensation and benefits costs) of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article IX). This Section 6.2 shall not apply with respect to disputes between the parties to this Agreement.

6.3 Taxes.

(a) After the Closing, Seller and Purchaser shall reasonably cooperate in preparing and filing all Tax Returns to the extent such filing requires providing necessary information, records and documents relating to (i) the Purchased Assets or (ii) the Business. Seller and Purchaser shall cooperate in the same manner in defending or resolving any audit, examination or litigation relating to Taxes. Seller shall prepare and timely file all Tax Returns with respect to the Business for taxable periods ending prior to the Closing Date. Seller will pay: (a) any Tax payable with respect to the operation of the Business before the Closing Date; (b) any Tax payable with respect to the ownership, possession, purchase, lease, sale, disposition or use of any of the Purchased Assets or the Business at any time before the Closing Date; and (c) except as otherwise expressly provided herein, any Tax resulting from the sale of the Purchased Assets or the Business to Purchaser or otherwise resulting from the transactions contemplated by this Agreement.

(b) All real estate, personal property and similar ad valorem Taxes and, more generally, all Taxes which accrue with the passage of time that relate to the Purchased Assets and are applicable to periods beginning before the Closing Date and ending on or after the Closing Date shall be prorated based on the number of days in such period that occur before the Closing Date, on the one hand, and the number of days in such period that occur on or after the Closing Date, on the other hand, with the amount of such Taxes allocable to the portion of the period ending before the Closing Date being the responsibility of Seller and the remainder being the responsibility of and paid by Purchaser.

(c) Purchaser and Seller shall share equally the cost of all sales, use, transfer, real property transfer, value added, recording, registration, stamp, stamp duty or similar Taxes and fees (“Transfer Taxes”), and all formalities and recording costs, arising out of the transfer of the Assets pursuant to this Agreement and all costs and expenses incurred in connection with the transferring and recording of title to the Assets. The Tax Returns relating to such Transfer Taxes shall be timely prepared by the party legally obligated to make such filing. The parties agree to cooperate with each other in connection with the preparation and filing of such Tax Returns, in obtaining all available exemptions from such Transfer Taxes and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

6.4 Non-competition; Non-solicitation; Confidentiality.

(a) For a period of [***] commencing on the Closing Date (the “Restricted Period”), except to the extent of performing under the Subcontract Agreements (or a similar subcontract agreement between Purchaser and Seller) or as requested by Seller under Section 6.1(b) above, Seller shall not, and shall not permit any of its Affiliates, to, directly or indirectly, engage in, manage, invest in, participate in or otherwise operate in: [***] the Business as the same was conducted by Seller at any point during the [***] period immediately preceding the Closing Date [***].

(b) During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, induce, solicit or encourage any customer, supplier, vendor, sales agent, or distributor of the Business to diminish, terminate or curtail their relationship with Purchaser or any of its Affiliates.

(c) During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or offer to hire any of the Transferred Employees (as defined below) or any subsequent employee of the Business as conducted by Purchaser.

(d) From and after the Closing Date, except with Purchaser’s prior written consent, Seller shall not (nor shall Seller permit any of its respective Affiliates, directors, managers, partners, officers, shareholders, employees or agents), directly or indirectly, in any capacity, communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of Purchaser or concerning the Business or the Purchased Assets.

(e) If any provision contained in this Section 6.4 is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Section 6.4, but this Section 6.4 will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained in this Section 6.4 is held to cover a geographic area or to be of a length of time that is not permitted by applicable

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

Law, or in any way construed to be too broad or to any extent invalid, such provision will not be construed to be null, void and of no effect, but, rather, the parties agree that a court of competent jurisdiction will construe, interpret, reform or judicially modify this Section 6.4 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as will be valid and enforceable under such applicable law.

6.5 Remittances. All remittances, payments, mail and other communications relating to the Business or the Purchased Assets received by Seller or any of its Affiliates at any time after the Closing Date shall be promptly turned over to Purchaser by Seller. All remittances, payments, mail and other communications relating to the Excluded Assets received by Purchaser or any of its Affiliates at any time after the Closing Date shall be promptly turned over to Seller by Purchaser. To the extent that it is permitted to do so under applicable Law, Seller shall use commercially reasonable efforts to bill and collect when due all Accounts Receivable included in the Purchased Assets (as opposed to accounts receivable arising from performance of the Subcontract Agreements after the date hereof, which accounts receivable will be governed by the Subcontract Agreements).

6.6 Bulk Sale Filings. The Purchaser and Seller hereby waive, in connection with the transactions contemplated by this Agreement, compliance with the “bulk sales” provision of Article 6 of the Uniform Commercial Code as it is in effect in the states where Seller owns Purchased Assets and other similar bulk transfer notice provisions (it being understood that such waiver is of technical procedure only and does not result in Purchaser being liable for any Retained Obligation of Seller or any Tax relating to the pre-Closing operation of the Business).

ARTICLE VII

EMPLOYEES AND EMPLOYEE BENEFITS

7.1 Employees and Offers of Employment.

(a) Purchaser has offered employment in writing, effective as of the Closing Date, to all but one of the Employees with salary and benefits which Purchaser believes are, on an aggregate basis, at least as favorable to the Employees as those in effect with Seller under the Seller Benefit Plans. Each such individual who accepted Purchaser’s offer of employment and becomes an employee of Purchaser as of the Closing shall be referred to herein as a “Transferred Employee.”

(b) Seller shall pay the Transferred Employees all compensation, bonuses, retention or similar payments and incentive payments earned by, or accrued on account of, the Transferred Employees through the Closing Date in accordance with the terms and conditions of Seller’s

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

policies and the Seller Benefit Plans. Purchaser shall credit the Transferred Employees with the number of hours of unused paid time off as the Transferred Employees had available to use with Seller on the Closing Date, as reflected on Schedule 4.10(g).

7.2 Seller Benefit Plans and Transferred Employees. Seller retains all assets and liabilities related to the Seller Benefit Plans. Seller shall satisfy and discharge all liabilities for (i) claims of Transferred Employees incurred prior to the Closing Date under the Seller Benefit Plans and (ii) claims of Employees that do not become Transferred Employees. Purchaser shall bear and discharge all liabilities for claims of Transferred Employees incurred on and after the Closing Date under Purchaser’s benefit plans. For purposes of this Section 7.2, a claim will be deemed “incurred” on the date that the event that gives rise to the claim occurs (i.e., for purposes of life insurance and AD&D, the date of death or injury, for purposes of severance the last day worked, for purposes of sickness/disability the first day the employee is not actively at work due to illness or injury, for purposes of the healthcare programs the date the person received treatment or the services or prescription drug was provided).

7.3 Purchaser Benefits and Transferred Employees.

(a) Each Transferred Employee shall be eligible to commence participation in Purchaser’s benefit plans if such Transferred Employee satisfies the eligibility requirements of the applicable plan but without regard to evidence of insurability requirements or pre-existing condition limitations. Purchaser will recognize all service of the Transferred Employees with Seller for purposes of vesting, eligibility to participate and receive benefits, benefit forms, premium subsidies or credits, and benefit calculations and accruals) under Purchaser’s benefit plans in which the Transferred Employees are eligible to participate or are enrolled by Purchaser at any time on or after the Closing Date. Notwithstanding any contrary provision contained herein, nothing shall preclude Purchaser from modifying its healthcare coverage for the Transferred Employees if necessary to address or satisfy the requirements of the Patient Protection and Affordable Care Act.

(b) Nothing contained in this Agreement shall confer upon any Transferred Employee any right to continued employment with Purchaser, nor shall anything herein interfere with the right of Purchaser to relocate or terminate the employment of any of the Transferred Employees at any time after the Closing Date.

ARTICLE VIII

CLOSING

8.1 Closing. Once the Closing occurs, all transactions shall be deemed to have taken place and to have been effective for tax and accounting purposes as of 12:01 a.m. (Eastern time) on the Closing Date.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

8.2 Deliveries by Seller. At or prior to the Closing, Seller delivered to Purchaser each of the following:

(a) the Subcontract Agreements, executed by Seller;

(b) the Sublease, executed by Seller and acknowledged and consented to by the landlord of the SCC Real Property;

(c) an Intellectual Property Assignment together with any intervening assignments necessary to record a complete chain of title;

(d) acknowledged and accepted employment offer letters from the Employees listed on Schedule 8.2(f);

(e) the Transition Services Agreement, executed by Seller;

(f) a Bill of Sale for the Purchased Assets, executed by Seller;

(g) an Assignment and Assumption Agreement, executed by Seller;

(h) original certificates of title for all vehicles, if any, included in the Purchased Assets;

(i) evidence of the release of existing Liens except for Permitted Liens on the Purchased Assets, including those of Silicon Valley Bank and Carilion Medical Center (including by virtue of any release contained in the Sublease);

(j) evidence of receipt of all Consents required for the transfer and assignment of the Purchased Assets to Purchaser, unless waived by Purchaser;

(k) the Escrow Agreement, executed by the Seller;

(l) other instruments of transfer relating to the Purchased Assets as were reasonably requested by Purchaser; and

(m) a duly executed certificate of Seller certifying as to the incumbency, power and authority of the officer executing this Agreement and the Related Documents on behalf of Seller.

8.3 Deliveries by Purchaser. At or prior to the Closing, Purchaser delivered to Seller each of the following:

(a) the Subcontract Agreements, executed by Purchaser;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(b) the Sublease, executed by Purchaser;

(c) [***];

(d) employment offer letters to each of the Employees set forth on Schedule 8.2(f), executed by the Purchaser;

(e) the Transition Services Agreement, executed by Purchaser;

(f) the Assignment and Assumption Agreement, executed by Purchaser;

(g) the Escrow Agreement, executed by the Purchaser and the Escrow Agent;

(h) a duly executed certificate of Purchaser certifying as to the incumbency, power and authority of the officer executing this Agreement and the Related Documents on behalf of Purchaser; and

(i) the Closing Payment in accordance with Section 3.1.

ARTICLE IX

INDEMNIFICATION

9.1 Survival. The representations and warranties of the parties hereto contained herein shall survive the Closing for a period of [***] months after the Closing Date, except that [***] the warranties set forth in 4.12 (Taxes) shall survive the Closing for the applicable statutes of limitations, and [***] the warranties set forth in Sections 4.1 (Organization and Authorization) and 4.4(a) (Title to Assets) (collectively, the “Excluded Warranties”) shall survive the Closing indefinitely. Neither Purchaser nor Seller shall have any liability with respect to claims first asserted in connection with any representation or warranty after the applicable survival period specified therefor in this Section 9.1, it being understood that in the event notice of any claim for indemnification shall have been given within the applicable survival period, then the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is fully resolved. The covenants and agreements of the parties contained in this Agreement shall remain in full force and effect in accordance with their terms (or, if no survival period is specified, indefinitely). The right to indemnification, reimbursement or other remedy based upon the representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement and the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. Purchaser may rely upon Seller’s representations and warranties as bargained for assurances regardless of any investigation conducted by it.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

9.2 Indemnification by Seller. From and after the Closing, Seller shall indemnify Purchaser, its Affiliates and their respective directors, managers, members, officers and employees (each, a “Purchaser Indemnified Party”) against, be liable to the Purchaser Indemnified Parties for, and hold each Purchaser Indemnified Party harmless from, any and all Losses incurred or suffered by each Purchaser Indemnified Party to the extent arising out of any of the following:

(a) any breach of or any inaccuracy in any representation or warranty made by Seller in this Agreement or the Related Documents (other than the Transition Services Agreement, the Retention Bonus Agreements, the Sublease and the Subcontract Agreements);

(b) any breach of or any failure by Seller to perform any covenant or obligation of Seller contained in this Agreement or the Related Documents (other than the Transition Services Agreement, the Retention Bonus Agreements, the Sublease and the Subcontract Agreements);

(c) any Retained Obligation;

(d) claims of third parties based upon or arising out of the ownership or operation of the Business prior to the Closing Date (including claims by Governmental Authorities based upon audits of pre-Closing performance by Seller of any Purchased Contract);

(e) any brokers’ or finders’ fees or other commissions arising with respect to brokers, finders, financial advisors or other Persons retained or engaged by Seller or any of its Affiliates in respect of the transactions contemplated by this Agreement; and

(f) any Proceedings arising from or relating to the subject of the matters set forth in clauses (a) through (e) above.

9.3 Indemnification by Purchaser. From and after the Closing, Purchaser shall indemnify Seller, its Affiliates and their respective directors, managers, members, officers and employees (each, a “Seller Indemnified Party”) against, be liable to the Seller Indemnified Parties for, and hold each Seller Indemnified Party harmless from, any and all Losses incurred or suffered by each Seller Indemnified Party to the extent arising out of any of the following:

(a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement;

(b) any breach of or any failure by Purchaser to perform any covenant or obligation of Purchaser contained in this Agreement;

(c) any Assumed Obligation;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(d) claims of third parties based upon or arising out of Purchaser’s ownership or operation of the Business following the Closing Date and not covered by Section 9.2 (including claims by Governmental Authorities based upon audits of post-Closing performance by Purchaser of any Purchased Contract);

(e) any brokers’ or finders’ fees or other commissions arising with respect to brokers, finders, financial advisors or other Persons retained or engaged by Purchaser or any of its Affiliates in respect of the transactions contemplated by this Agreement; and

(f) any Proceedings arising from or relating to the subject of the matters set forth in clauses (a) through (e) above.

9.4 Limitations on Liability.

(a) The Purchaser Indemnified Parties shall have the right to payment by Seller under Section 9.2(a) if and only if, and only to the extent that, the Purchaser Indemnified Parties shall have incurred (i) as to all claims under Section 9.2(a), Indemnifiable Losses in excess of $[***] (the “Claims Threshold”), in which case the Purchaser Indemnified Parties shall have a right to payment only to the extent of such excess, and (ii) Indemnifiable Losses in excess of $[***] for any individual claim that is not part of a group of factually related claims. The Seller Indemnified Parties shall have the right to payment by Purchaser under Section 9.3(a) if and only if, and only to the extent that, the Seller Indemnified Parties shall have incurred, as to all claims under Section 9.3(a), Indemnifiable Losses in excess of the Claims Threshold, in which case the Seller Indemnified Parties shall have a right to payment only to the extent of such excess.

(b) Absent [***], Seller shall not be required to pay indemnifable damages under this Article IX for breaches of representations or warranties in excess of: [***]. Absent [***], Purchaser shall have no liability under or otherwise in connection with this Agreement for breaches or representations or warranties if Purchaser shall have been held liable for and satisfied claims hereunder in excess of $[***].

(c) Notwithstanding anything to the contrary in this Agreement, absent [***], and except in the case of specific performance and injunctive relief, the right of the Indemnified Parties to be indemnified pursuant to this Section 9 will be the sole and exclusive remedy with respect to any and all Losses of any kind or nature whatsoever, whether in law, equity or otherwise, known or unknown, which such parties have now or may have in the future, including without limitation, any damages or losses attributable to any inaccuracy or breach of any representation or warranty, or any failure to perform the covenants, agreements or undertakings contained in this Agreement, any disclosure schedule or certificate delivered pursuant to this Agreement.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

9.5 Claims.

(a) As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving a Third Party Claim, but in any event no later than ten (10) Business Days after first becoming aware of such claim, the Indemnified Person shall give written notice to the Indemnifying Person of such claim in accordance herewith (a “Claim Notice”); provided, however, that the failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations under this Article IX except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Claim Notice shall set forth in reasonable detail the facts and circumstances giving rise to such claim for indemnification, including the amount, if known, and any relevant supporting documentation. If the Indemnified Person is the Purchaser and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnified Person shall also deliver a copy of the Claim Notice to the Escrow Agent.

(b) Within thirty (30) days after receipt by the Indemnifying Person of a Claim Notice, the Indemnifying Person may deliver to the Indemnified Person a written response (the “Response Notice”) in which the Indemnifying Person: (A) agrees that the full amount set forth in the Claim Notice (the “Full Amount”) is owed to the Indemnified Person (in which case the Response Notice shall be accompanied by a payment by the Indemnifying Person to the Indemnified Person of the Full Amount, by check or by wire transfer; provided, that if the Indemnified Person is the Purchaser and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Person shall also deliver a copy of the Response Notice to the Escrow Agent and instruct the Escrow Agent to disburse the Full Amount to the Indemnified Person); (B) agrees that part, but not all, of the amount set forth in the Claim Notice (the “Agreed Amount”) is owed to the Indemnified Person (in which case a copy of the Response Notice shall be delivered to the Escrow Agent along with instructions to the Escrow Agent to disburse the Agreed Amount to the Indemnified Person); or (C) indicates that no part of the amount set forth in the Claim Notice is owed to the Indemnified Person. Any part of the amount set forth in the Claim Notice that is not agreed to be released to the Indemnified Person pursuant to the Response Notice shall be the “Contested Amount”. If the Response Notice is not received by the Indemnified Person within such 30-day period, then the Indemnifying Person shall be conclusively deemed to have agreed that the Full Amount is owed to the Indemnified Person.

9.6 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give a Claim Notice (in the form contemplated by Section 9.5(a)) as promptly as is reasonably practicable, but in any event no later than ten (10) Business Days after receiving notice thereof, to the Indemnifying Person of the assertion of any claims, or the commencement of any Proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement (a “Third Party Claim”); provided, however, that the failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations under this Article IX except to the extent (if any) that the Indemnifying Person shall

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any such Third Party Claim and (b) upon written notice to the Indemnified Person, at any time during the course of any such Third Party Claim, assume the defense thereof with counsel of its own choice and in the event of such assumption, shall have the exclusive right, subject to clause (a) in the proviso in Section 9.7, to settle or compromise such Third Party Claim. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. Whether or not the Indemnifying Person chooses to defend or prosecute any such Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

9.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person (unless the Indemnifying Person has the exclusive right to settle or compromise under Section 9.6) or the Indemnifying Person, as the case may be, of any such Third Party Claim shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that (a) no admission of wrongdoing, exclusion, obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (b) the Indemnified Person shall not compromise or settle any Third Party Claim without the prior written consent of the Indemnifying Person, which consent shall not be unreasonably withheld, conditioned or delayed.

9.8 Purchase Price Adjustments. To the extent permitted by Law, any amounts payable under Section 9.2 or Section 9.3 shall be treated by Purchaser and Seller as an adjustment to the Purchase Price.

9.9 Funding of Escrow. At the Closing, the Purchaser shall deposit the Escrow Amount with the Escrow Agent in accordance with the Escrow Agreement. The Escrow Amount will be governed by the terms set forth in the Escrow Agreement and shall be held for the purpose of indemnifying the Indemnified Persons pursuant to the indemnification provisions set forth in this Section 9.

9.10 Insurance. The amount of any Losses otherwise recoverable under this Section 9 shall be reduced to the extent necessary so that the payment by the Indemnifying Person, when added to the amount that the Indemnified Persons or their Affiliates have already actually received under insurance policies, net of (i) premium payments and costs incurred in securing the recovery, and (ii) any current or reasonable anticipated increase in insurance premiums resulting from the recovery, would not exceed the amount of the Losses incurred by the Indemnifying Person.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

ARTICLE X

MISCELLANEOUS

10.1 Expenses. Except for Transfer Taxes shared as specified in Section 6.3(c), each party hereto shall bear its own fees and expenses with respect to the transactions contemplated hereby.

10.2 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by Purchaser and Seller.

10.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) to the facsimile number set forth below on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

(i) If to Purchaser, addressed as follows:

MacAulay-Brown, Inc.

4021 Executive Drive

Dayton, OH 45430-1062

Attention: Sid Fuchs, President and Chief Executive Officer

Facsimile: 703.761.0770

and

MacAulay-Brown, Inc.

c/o Blank Rome LLP

One Logan Square

Philadelphia, PA 19103-6998

Attention: Bruce R. Lesser

Facsimile: 215.832.5339

with a copy to:

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103-6998

Attention: Michael Medveckus

Facsimile: 215.832.5335

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

(ii) If to Seller, addressed as follows:

Luna Innovations Incorporated

1 Riverside Circle

Roanoke, VA 24016

Attention: Fourd Kemper, Vice President and General Counsel

Facsimile: 540.581.0951

with a copy (which shall not constitute notice) to:

Cooley LLP

11951 Freedom Drive, 16th Floor

Reston, Virginia 20190

Attention: Andrew Lustig and Aaron Binstock

Facsimile: 703.456.8101

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

10.4 Waivers. Except as otherwise provided in Article IX, the failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless it is in a writing signed by such party, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

10.5 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns and, to the extent provided herein, their respective Affiliates, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limiting the preceding sentence, no provision of Article VII shall create any third party beneficiary or other rights in any Employee or former employee (including any beneficiary or dependent thereof) of Seller or any of its Affiliates in respect of continued employment (or resumed employment) with Purchaser or any of its Affiliates, and no provision of Article VII shall create any such rights in any such Person in respect of any benefits.

10.6 Publicity. Except as otherwise required by applicable Law (including without limitation applicable SEC and NASDAQ regulations), no public announcement or other publicity

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

regarding the existence of this Agreement or the Related Documents or its or their contents or the transactions contemplated hereby or thereby shall be made by Purchaser, Seller or any of their respective Affiliates, officers, directors, employees, representatives or agents without the prior written consent of Purchaser and Seller, in any case, as to form, content, timing and manner of distribution or publication (which consent shall not be unreasonably withheld, conditioned or delayed). If either party determines that it is required to make such an announcement or disclosure, then it will so notify the other party and, at the reasonable request of the other party: (a) consult with the other party on the form and content of the announcement or disclosure; (b) if applicable, seek (or allow the other party to seek) confidential treatment for part or all of the announcement or disclosure; and (c) announce or disclose only those matters that are legally required to be announced or disclosed.

10.7 Further Assurances. On and after the Closing Date, each party hereto shall execute and deliver to any other party such assignments and other instruments as may be reasonably requested by such other party and are required to effectuate the transactions contemplated by this Agreement.

10.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

10.9 Entire Understanding. This Agreement and the Related Documents set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and thereby and supersede and replace any and all prior agreements, arrangements and understandings, written or oral, between the parties relating to the subject matter hereof.

10.10 Construction of Negotiated Language. Seller and Purchaser agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against Seller or Purchaser. Each of Seller and Purchaser and their respective counsel have reviewed and negotiated the terms of this Agreement.

10.11 Applicable Law. This Agreement, and all disputes, controversies or issues arising between the parties with respect to the subject of this Agreement, shall, in each case, be governed exclusively by, and construed and enforced exclusively in accordance with, the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

10.12 Jurisdiction of Disputes; Waiver of Jury Trial. Each party to this Agreement hereby: (a) agrees that any Proceeding in connection with or relating to this Agreement or any matters contemplated hereby, shall be brought exclusively in a court of competent jurisdiction

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

located in Wilmington, Delaware, whether a state or federal court; (b) consents and submits to personal jurisdiction in connection with any such Proceeding in any such court described in clause (a) of this Section 10.12 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that any such Proceeding was brought in an inconvenient forum; (d) agrees as an alternative method of service to service of process in any such Proceeding by mailing of copies thereof to such party at its address set forth in Section 10.3; (e) agrees that any service made as provided herein shall be effective and binding service in every respect; and (f) agrees that nothing herein shall affect the rights of either party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

10.13 Equitable Relief. Each of the parties hereto acknowledges that, in the event of any breach of this Agreement, the non-breaching party would be immediately and irreparably harmed by such breach and could not be made whole by monetary damages. It is accordingly agreed that, with respect to any such breach, each party hereto (a) shall waive, in any action for equitable relief (including specific performance, injunctive relief and any other equitable remedy), the defense of adequate remedy at law, and (b) shall be entitled to equitable relief (including the compelling of specific performance of this Agreement, injunctive relief and any other equitable remedy) with no obligation to prove actual damages or post any bond in connection therewith, in any action instituted in accordance with Section 10.12

10.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile, email, PDF or other electronic means of transmission will be binding to the same extent as an original signature page.

{Signature Page Follows}

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

MACAULAY-BROWN, INC.

By:	/s/ Bruce R. Lesser
Bruce R. Lesser
Vice President - Corporate

LUNA INNOVATIONS INCORPORATED

By:	/s/ My E. Chung
My E. Chung
President and Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULES (OR SIMILAR ATTACHMENTS) REFERRED TO AND LISTED HEREIN SHALL HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K. A COPY OF ANY OMITTED SCHEDULE (OR SIMILAR ATTACHMENT) WILL BE FURNISHED TO THE COMMISSION UPON REQUEST.